UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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Ryder System, Inc.
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[The following is an e-mail to Company employees sent on April 29, 2019 from Robert E. Sanchez, Chairman and Chief Executive Officer]

Subject:   Important Message to Employee Shareholders - VOTE YOUR RYDER SHARES!

Ryder Colleague,

If you own shares of Ryder stock, you should have already received proxy materials for our 2019 Annual Meeting of Shareholders to be held on Friday, May 3, 2019. At this meeting, our shareholders - including many of you - will vote on six proposals.

As in the past, we ask that you vote in line with the Board's recommendations in the proxy statement: "FOR" Proposals 1 - 5 and "AGAINST" Proposal 6 - Shareholder Proposal on Independent Board Chairman.

Your vote is particularly important because we have Proposal 6 on the ballot, which the Board opposes. The Board has carefully considered Proposal 6 and believes that that the actions requested by the proponent are not in the best interests of all of our shareholders and recommends a vote AGAINST this proposal. Please refer to our Proxy Statement for the Board’s statement in opposition of Proposal 6.

Not only is every vote important, it also demonstrates your confidence in our Company and our Board.

Note About Accessing Proxy Materials:
If you own Ryder shares (such as through your 401(k) account, the Employee Stock Purchase Plan or through equity grants under Ryder’s Equity and Incentive Compensation Plan that have already vested), you should have received a Notice by mail or by e-mail with instructions explaining how to access the proxy materials electronically and vote your shares. (If you own shares through multiple accounts, you should receive a separate Notice with a separate 16-digit control number to vote your shares in each account.) You will not receive a printed copy of the proxy materials unless you specifically request one.
Employees who elected to receive their account materials electronically should have received an e-mail Notice on or about March 26, 2019 sent to their email address on file. Ryder’s e-mail system is set up to ensure that the e-mail Notice is delivered to your inbox and not your junk folder. However, if the Notice was sent to your personal e-mail account, please make sure to check your junk folder if you do not find it in your inbox.  Depending on how/where you own your shares, your Notice would have come from one or more of the following entities:
RYDER SYSTEM, INC.
MORGAN STANLEY SMITH BARNEY
FIDELITY INVESTMENTS
NATIONAL FINANCIAL SERVICES (FIDELITY)
REGISTRAR@PROXYVOTE.COM

Thank you for your continued support,
Robert Sanchez
Chairman and Chief Executive Officer